Exhibit (b)(iv)

CONFORMED COPY

SYNDICATION AGREEMENT

DATED 17 SEPTEMBER 2010

US$45,000,000,000

MULTICURRENCY TERM AND REVOLVING FACILITY

AND SUBSCRIPTION AGREEMENT

DATED

18 AUGUST 2010

(as amended by an amendment letter dated 13 September 2010)

for

BHP BILLITON PLC and BHP BILLITON LIMITED

as the Companies

with

BARCLAYS BANK PLC

acting as Facility Agent

BARCLAYS BANK PLC

acting as Dollar Swingline Agent

BARCLAYS BANK PLC

acting as Euro Swingline Agent

and

BANCO SANTANDER, S.A.

BARCLAYS CAPITAL

BNP PARIBAS

J.P. MORGAN PLC

TD SECURITIES

THE ROYAL BANK OF SCOTLAND PLC

as Mandated Lead Arrangers and Bookrunners

Allen & Overy LLP

THIS AGREEMENT is dated 17 September 2010 and is made between:

(1)	BHP BILLITON PLC (registered number 03196209) and BHP BILLITON LIMITED (ABN 49 004 028 077) as the parent companies (the Companies and each a Company);

(2)	BANCO SANTANDER, S.A., BARCLAYS CAPITAL, BNP PARIBAS, J.P. MORGAN PLC, TD SECURITIES and THE ROYAL BANK OF SCOTLAND PLC as mandated lead arrangers and bookrunners (the Bookrunners);

(3)	THE FINANCIAL INSTITUTIONS listed in the signatory pages to this Agreement under the heading “Existing Lenders” (the Existing Lenders);

(4)	THE FINANCIAL INSTITUTIONS listed in the signatory pages to this Agreement under the heading “New Lenders” (the New Lenders);

(5)	BARCLAYS BANK PLC as facility agent for the other Finance Parties (the Facility Agent); and

(6)	BHP BILLITON FINANCE PLC as obligors’ agent (the Obligors’ Agent).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Effective Date means the date of this Agreement.

Facilities Agreement means the US$45,000,000,000 multicurrency term and revolving facility and subscription agreement dated 18 August 2010 (as amended by an amendment letter dated 13 September 2010) between, among others, the Companies, the Mandated Lead Arrangers and the Facility Agent.

1.2	Construction

(a)	Capitalised terms defined in the Facilities Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

(b)	The provisions of clause 1.2 (Construction) of the Facilities Agreement apply to this Agreement as though they were set out in full in this Agreement, except that references in that clause to the Facilities Agreement are to be construed as references to this Agreement.

2.	JOINING IN OF NEW LENDERS

2.1	Novation

(a)	On the Effective Date (regardless of whether a Default is outstanding):

(i)	each New Lender will become a Lender under the Facilities Agreement with the Commitments set opposite its name in Schedule 1 (Lenders and Commitments);

(ii)	the Commitments of each Existing Lender will be reduced to the amounts set opposite its name in Schedule 1 (Lenders and Commitments); and

(iii)	each New Lender obtains and undertakes to perform all of the rights and obligations of a Lender in connection with the Finance Documents in respect of the rights and obligations transferred to it under this Clause 2.1.

(b)	The transfer of Commitments and rights and obligations contemplated by this Agreement will take effect as a novation and the terms of the Facilities Agreement will apply to the Commitments, rights and obligations transferred as if this Agreement were a Transfer Certificate.

2.2	Bookrunner status

Each party to this Agreement agrees that each New Lender listed in Schedule 2 (New Lender Bookrunners and Tax Status) may utilise the title of “bookrunner” in connection with the Facilities for marketing and league table purposes. For the avoidance of doubt such New Lenders will not be Bookrunners under and as defined in the Finance Documents.

2.3	Amounts due on or before the Effective Date

Any amounts payable to an Existing Lender by any Obligor on or prior to the Effective Date will be for the account of that Existing Lender, and no New Lender will have any interest in, or any rights in respect of, those amounts.

2.4	Limitations

Each New Lender expressly acknowledges the confirmation and limitations on the Existing Lenders’ obligations set out in paragraph (b) of clause 31.5 (Limitation of responsibility of Existing Lenders) of the Facilities Agreement.

2.5	Target Shareholding Disclosure Certificates

Each Existing Lender and each New Lender confirms that it has delivered to the Obligors’ Agent, at least one Business Day prior to the Effective Date, a duly completed Target Shareholding Disclosure Certificate dated as of a date no earlier than five Business Days prior to the Effective Date.

2.6	Obligors’ Agent consent

The Obligors’ Agent hereby:

(a)	for the purposes of clause 31.2 (Conditions of assignment or transfer) of the Facilities Agreement, provides its prior written consent to the transfers set out in this Agreement; and

(b)	(i)	waives the requirement under clause 31.8 (Target Shareholding Disclosure Certificate) of the Facilities Agreement for the New Lenders to deliver to it a duly completed Target Shareholding Disclosure Certificate at least five Business Days prior to entering into this Agreement; and

	(ii)	consents to each Existing Lender and each New Lender delivering, and acknowledges receipt from each Existing Lender and each New Lender of, a duly completed Target Shareholding Disclosure Certificate pursuant to Clause 2.5 (Target Shareholding Disclosure Certificates).

2.7	Tax status

Each New Lender confirms that the tax status and (if relevant) DT Passport Scheme details set out opposite its name in Schedule 2 (New Lender Bookrunners and Tax Status) are correct and, for UK

Non-Bank Lenders only, if the word “confirmed” is set out in the fourth column opposite such New Lender’s name, that New Lender also confirms that the person beneficially entitled to interest payable to that New Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

2.8	Contact details

Each New Lender confirms that it has delivered to the Facility Agent its initial contact details for the purposes of the Facilities Agreement.

2.9	Transfer fee

The Facility Agent confirms that no transfer fees are payable to it under the Facilities Agreement in respect of any transaction contemplated by this Agreement.

3.	INFORMATION PACKAGE

On the Syndication Date, each of the Companies makes the representation and warranty set out in clause 25.7 (No misleading information) of the Facilities Agreement.

4.	NATURE OF THIS AGREEMENT

The Facility Agent and the Obligors’ Agent designate this Agreement as a Finance Document.

5.	SYNDICATION DATE

The Bookrunners confirm to the Companies and the Facility Agent the occurrence of the Syndication Date on the Effective Date.

6.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS AND COMMITMENTS

Name of Lender	Facility A Commitment (US$)	Facility B Commitment (US$)	Revolving Facility B Commitment (US$)	Revolving Facility C Commitment (US$)	Dollar Swingline Commitment (US$)	Euro Swingline Commitment (euro equivalent of US$ amount set out below)
Banco Santander, S.A., London Branch	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000
Barclays Bank PLC	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000
BNP Paribas	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000
JPMorgan Chase Bank, N.A.	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000
The Royal Bank of Scotland plc	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000
The Toronto-Dominion Bank	1,000,000,000	400,000,000	200,000,000	200,000,000		120,000,000
Toronto Dominion (New York) LLC					120,000,000
Australia and New Zealand Banking Group Limited	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000
Banco Bilbao Vizcaya Argentaria, S.A., London Branch	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000
Canadian Imperial Bank of Commerce, London Branch	1,000,000,000	400,000,000	200,000,000	200,000,000		120,000,000
CIBC Inc.					120,000,000

4

Name of Lender	Facility A Commitment (US$)	Facility B Commitment (US$)	Revolving Facility B Commitment (US$)	Revolving Facility C Commitment (US$)	Dollar Swingline Commitment (US$)	Euro Swingline Commitment (euro equivalent of US$ amount set out below)
Commonwealth Bank of Australia	1,000,000,000	400,000,000	200,000,000	200,000,000		120,000,000
Commonwealth Bank of Australia, NY Branch					120,000,000
Crédit Agricole Corporate and Investment Bank	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000
ING Bank N.V.	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000
Intesa Sanpaolo S.p.A., London Branch	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000
Lloyds TSB Bank plc	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000
Mediobanca International (Luxembourg) S.A.	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000
Mizuho Corporate Bank, Ltd	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000
National Australia Bank Limited	1,000,000,000	400,000,000	200,000,000	200,000,000		120,000,000
National Australia Bank Limited New York Branch					120,000,000
Société Générale, acting through its London Branch	1,000,000,000	400,000,000	200,000,000	200,000,000		120,000,000
Société Générale, NY Branch					120,000,000
Standard Chartered Bank	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000
Sumitomo Mitsui Banking Corporation	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000
The Bank of Nova Scotia	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000

5

Name of Lender	Facility A Commitment (US$)	Facility B Commitment (US$)	Revolving Facility B Commitment (US$)	Revolving Facility C Commitment (US$)	Dollar Swingline Commitment (US$)	Euro Swingline Commitment (euro equivalent of US$ amount set out below)
UBS AG, London Branch	1,000,000,000	400,000,000	200,000,000	200,000,000		120,000,000
UBS Loan Finance LLC					120,000,000
UniCredit Bank AG, London Branch	1,000,000,000	400,000,000	200,000,000	200,000,000		120,000,000
UniCredit Bank AG, New York Branch					120,000,000
Westpac Banking Corporation (for itself and acting through its Offshore Banking Unit)	1,000,000,000	400,000,000	200,000,000	200,000,000	120,000,000	120,000,000

TOTALS	25,000,000,000	10,000,000,000	5,000,000,000	5,000,000,000	3,000,000,000	3,000,000,000

6

SCHEDULE 2

NEW LENDER BOOKRUNNERS AND TAX STATUS

New Lender	Tax status: • UK Lender (other than a UK Non Bank Lender or a UK Treaty Lender) • UK Treaty Lender • UK Non Bank Lender	DT Passport Scheme reference number and rate of with-holding tax (if applicable)	Confirmation under Clause 2.7 (Tax Status) of this Agreement

Australia and New Zealand Banking Group Limited (ABN 11 005 357 522)	UK Lender (other than a UK Non Bank Lender or a UK Treaty Lender) in relation to Loans (other than Dollar Swingline Loans); and	Not applicable	Not applicable

	UK Treaty Lender in relation to Dollar Swingline Loans	Not applicable	Not applicable

Banco Bilbao Vizcaya Argentaria, S.A., London Branch	UK Lender (other than a UK Non Bank Lender or a UK Treaty Lender)	Not applicable	Confirmed

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	UK Lender (other than a UK Non Bank Lender or a UK Treaty Lender)	None	Confirmed

Canadian Imperial Bank of Commerce, London Branch	UK Lender (other than a UK Non Bank Lender or a UK Treaty Lender)	Not applicable	Confirmed

CIBC Inc.	UK Treaty Lender	Not applicable	Not applicable

Commonwealth Bank of Australia	UK Treaty Lender (in relation to loans other than Euro Swingline Loans) and UK Lender (other than a UK Non Bank Lender or a UK Treaty Lender) in relation to Euro Swingline Loans	Not applicable Full exemption from UK with-holding tax	Not applicable

Commonwealth Bank of Australia, NY Branch	UK Treaty Lender	Not applicable Full exemption from UK with-holding tax	Not applicable

Crédit Agricole Corporate and Investment Bank	UK Treaty Lender	None	Confirmed

ING Bank N.V.	UK Treaty Lender	None	Not applicable

Intesa Sanpaolo S.p.A., London Branch	UK Lender (other than a UK Non Bank Lender or a UK Treaty Lender)	Not applicable	Confirmed

Lloyds TSB Bank plc	UK Lender (other than a UK Non Bank Lender or a UK Treaty Lender)	Not applicable	Not applicable

Mediobanca International (Luxembourg) S.A.	UK Treaty Lender	Not applicable	Not applicable

Mizuho Corporate Bank, Ltd	UK Lender (other than a UK Non Bank Lender or a UK Treaty Lender)	Not applicable	Confirmed

National Australia Bank Limited	UK Treaty Lender	002/N/11208/DTTP 0% with-holding tax	Not applicable

National Australia Bank Limited New York Branch	UK Treaty Lender	Not applicable	Not applicable

Société Générale, acting through its London Branch	UK Lender (other than a UK Non Bank Lender or a UK Treaty Lender)	Not applicable	Not applicable

Société Générale, NY Branch	UK Treaty Lender	Application in progress. Reference number to be advised Nil withholding tax	Not applicable

Standard Chartered Bank	UK Lender (other than a UK Non Bank Lender or a UK Treaty Lender)	Not applicable	Confirmed

Sumitomo Mitsui Banking Corporation	UK Treaty Lender	Not applicable	Not applicable

The Bank of Nova Scotia	UK Treaty Lender	None	Confirmed

Toronto Dominion (New York) LLC	UK Treaty Lender	Application in progress. Reference number to be advised Full exemption from UK withholding tax	Not applicable

UBS AG, London Branch	UK Lender (other than a UK Non Bank Lender or a UK Treaty Lender)	Not applicable	Confirmed

UBS Loan Finance LLC	UK Treaty Lender	None	Not applicable

UniCredit Bank AG, London Branch	UK Lender (other than a UK Non Bank Lender or a UK Treaty Lender)	Not applicable	Confirmed

UniCredit Bank AG, New York Branch	UK Treaty Lender	Not applicable	Not applicable

Westpac Banking Corporation (for itself and acting through its Offshore Banking Unit)	UK Treaty Lender	Not applicable	Not applicable

SIGNATORIES

Companies

BHP BILLITON PLC

By: FERNANDO SALEK            WILLIE MURRAY

BHP BILLITON LIMITED

By: FERNANDO SALEK            WILLIE MURRAY

Obligors’ Agent

BHP BILLITON FINANCE PLC

By: FERNANDO SALEK            WILLIE MURRAY

Facility Agent

BARCLAYS BANK PLC

By: CHRIS MORPHETT / DIRECTOR

Bookrunners

BANCO SANTANDER, S.A.

By: S. WAHNON            MARCOS CHAZAN

BARCLAYS CAPITAL

By: CHRIS MORPHETT / DIRECTOR

BNP PARIBAS

By: MARK PEGRUM            GEOFFREY HOLGATE

J.P. MORGAN PLC

By: NICHOLAS LAW/EXECUTIVE DIRECTOR

TD SECURITIES

By: JOHN COOMBS

THE ROYAL BANK OF SCOTLAND PLC

By: DALE WILLIAMS

Existing Lenders

BANCO SANTANDER, S.A., LONDON BRANCH

By: S. WAHNON            MARCOS CHAZAN

BARCLAYS BANK PLC

By: CHRIS MORPHETT / DIRECTOR

BNP PARIBAS

By: MARK PEGRUM            GEOFFREY HOLGATE

JPMORGAN CHASE BANK, N.A.

By: NICHOLAS LAW/EXECUTIVE DIRECTOR

THE ROYAL BANK OF SCOTLAND PLC

By: DALE WILLIAMS

THE TORONTO-DOMINION BANK

By: JOHN COOMBS

New Lenders

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By: PAUL MASON

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., LONDON BRANCH

By: DAVID ROCA/SYNDICATED LOANS

NICHOLAS CONWAY/SYNDICATED LOANS

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By: ANDREW TRENOUTH/EXECUTIVE VICE-PRESIDENT

CANADIAN IMPERIAL BANK OF COMMERCE, LONDON BRANCH

By: GEOFFREY WILSON/EXECUTIVE DIRECTOR

CIBC INC.

By: GERRY BEAUCLAIR

COMMONWEALTH BANK OF AUSTRALIA

By: BRIAN PARKER

COMMONWEALTH BANK OF AUSTRALIA, NY BRANCH

By: BRIAN PARKER

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By: MICHAEL (MIKE) HEBB/MANAGING DIRECTOR CLIENT COVERAGE

GLEN BARNES/AUTHORISED SIGNATORY

ING BANK N.V.

By: PAUL VAN HEERDE/LARS VRIENS

INTESA SANPAOLO S.P.A., LONDON BRANCH

By: L F WYBRANTEC/DEPUTY GENERAL MANAGER

CHRISTOPHER PIPER/SENIOR RELATIONSHIP MANAGER

LLOYDS TSB BANK PLC

By: MARTIN FRENCH

MEDIOBANCA INTERNATIONAL (LUXEMBOURG) S.A.

By: ALASTAIR BROWN/EXECUTIVE DIRECTOR

MIZUHO CORPORATE BANK, LTD

By: KEVIN ANDREWS

NATIONAL AUSTRALIA BANK LIMITED

By: DOMINIC FRANKLIN

NATIONAL AUSTRALIA BANK LIMITED NEW YORK BRANCH

By: DOMINIC FRANKLIN

THE BANK OF NOVA SCOTIA

By: J A FLEXER

SOCIÉTÉ GÉNÉRALE, ACTING THROUGH ITS LONDON BRANCH

By: MARIE CHRISTINE DUCHOLET

SOCIÉTÉ GÉNÉRALE, NY BRANCH

By: MARIE CHRISTINE DUCHOLET

STANDARD CHARTERED BANK

By: RAYMOND SMEDY            JONATHON HUBBARD

SUMITOMO MITSUI BANKING CORPORATION

By: ERIC SCHIPPER/ASSISTANT GENERAL MANAGER

TORONTO DOMINION (NEW YORK) LLC

By: DEBBI L BRITO

UBS AG, LONDON BRANCH

By: GILES BORTEN/MANAGING DIRECTOR LEVERAGED FINANCE

MATTHEW JOLLY/EXECUTIVE DIRECTOR

UBS LOAN FINANCE LLC

By: GILES BORTEN/MANAGING DIRECTOR LEVERAGED FINANCE

MATTHEW JOLLY/EXECUTIVE DIRECTOR

UNICREDIT BANK AG, LONDON BRANCH

By: SCOTT BUDGE            LUCIANO CENEDESE

UNICREDIT BANK AG, NEW YORK BRANCH

By: THOMAS TAYLOR/DIRECTOR

THOMAS PETZ/DIRECTOR

WESTPAC BANKING CORPORATION

By: JONATHON POOLEY/DIRECTOR, LARGE CORPORATES WESTPAC INSTITUTIONAL

BANK TIER THREE ATTORNEY